                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED
                             ---------------------

                                    BYLAWS
                                    ------

                                      OF
                                      --

                       PROVANTAGE HEALTH SERVICES, INC.
                       --------------------------------


                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

     Section 1.  Registered Office.  The registered office of the corporation
                 -----------------
shall be in the City of Wilmington, County of Newcastle, State of Delaware.

     Section 2.  Other Offices.  The corporation may also have offices at such
                 -------------
other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                                  ----------

                           Meetings of Stockholders
                           ------------------------

     Section 1.  Place of Meetings.  All meetings of the stockholders shall be
                 -----------------
held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

     Section 2.  Annual Meeting.  Annual meetings of stockholders shall be held
                 --------------
at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which time the stockholders shall elect by a majority vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3.  Notice of Annual Meeting.  Written notice of the annual meeting
                 ------------------------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4.  Stockholders List.  The officer who has charge of the stock
                 -----------------
ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5.  Special Meetings.  Special meetings of the stockholders, for
                 ----------------
any purpose or purposes, unless otherwise prescribed by statute or by the restated certificate of incorporation, may be called by the chairman of the board or the president and shall be called by the chairman of the board, the president or the secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6.  Notice of Special Meetings.  Written notice of a special
                 --------------------------
meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 7.  Business Transacted at Special Meetings.  Business transacted
                 ---------------------------------------
at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

     Section 8.  Quorum and Adjournment.  Except as otherwise provided by
                 ----------------------
statute or by the restated certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however,
                                                              --------  -------
that where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting to another time and place, without further notice other than announcement at the meeting of such time and place, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9.  Organization.  At every meeting of the stockholders, the
                 ------------
chairman of the board or, in his or her absence, the chief executive officer or the president, shall preside. In the absence of said officers, any other officer of the rank of vice president present shall call such meeting to order and preside. The presiding officer shall announce the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting. The secretary or, in the secretary's absence, the appointee of the presiding officer of the meeting shall act as secretary of the meeting.

     Section 10.  Voting.  Except as otherwise provided in the restated
                  ------
certificate of incorporation or required by the General Corporation Law of the State of Delaware (the "DGCL"), when a quorum is present or represented at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders in all matters other than the election of directors; provided, however, that where a separate vote by class or classes or
           --------  -------
series is required, the affirmative vote of the majority of shares of such class or classes or series present in person or represented by proxy at the meeting shall be the act of such class or classes or series. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.

     Unless otherwise provided in the restated certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

     Section 11.  Action by Written Consent.  Except as otherwise provided in
                  -------------------------
the restated certificate of incorporation, any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting.

     Section 12.  Inspectors of Election.  The board of directors by resolution
                  ----------------------
shall, in advance of any meeting of stockholders, appoint, or shall authorize an officer of the corporation to appoint, one or more inspectors to act at such meeting and make a written report thereof. The board of directors, or an officer authorized by the board of directors, may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspectors shall have the duties prescribed by the DGCL.

     Section 13.  Advance Notice Shareholder-Proposed Business at Annual
                  ------------------------------------------------------
Meeting. At an annual meeting of stockholders, only such business shall be
-------
conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with
Section 3, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, the chairman of the board, the chief executive officer, or the president, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other requirements under applicable law, the restated certificate of incorporation or the bylaws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be received at the principal office of the corporation not less than 120 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) the text of such proposal or a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of stock of the corporation which are owned beneficially and of record by the stockholder, (iv) any interest of the stockholder in such business, (v) a representation that the person sending the notice is a stockholder of record entitled to vote at such meeting and will remain such through the record date for the meeting, and (vi) a representation that such stockholder intends to appear in person or by proxy at such meeting to move for the consideration of the business set forth in the notice. In addition, any such stockholder shall be required to provide such further information as may be requested by the corporation in order to comply with federal and state securities laws, and rules and regulations thereunder. The corporation may require evidence by any person giving notice under this Section 13 that such person is a bona fide beneficial owner of the corporation's stock.

     Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 13; provided, however, that nothing in this Section 13
                          --------  -------
shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 14.  Procedure for Nomination of Directors.  Only persons nominated
                  -------------------------------------
in accordance with all of the procedures set forth in the corporation's restated certificate of incorporation and bylaws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors, by any nominating committee or persons appointed by the board, or by any stockholder of the corporation entitled to vote for election of directors at the meeting who complies with all of the notice procedures set forth in this Section 14.

     Nominations other than those made by or at the direction of the board of directors or any nominating committee or person appointed by the board shall be made pursuant to timely notice in proper written form to the secretary of the corporation. To be timely, a stockholder's request to nominate a person for director, together with the written consent of such person to serve as director, must be received by the secretary of the corporation at the corporation's principal office (i) with respect to an election held at an annual meeting of stockholders, not less than 120 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year, or (ii) with respect to an election held at a special meeting of stockholders for the election of directors, not less than the close of business on the eighth day following the date of the earlier of public announcement or notice of such meeting. To be in proper written form, such stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person, and (iv) such other information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any successor to such Regulation; and (b) as to the stockholder giving the notice
(i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class and number of shares of stock of the corporation which are owned beneficially and of record by such stockholder, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (iv) a representation that the person sending the notice is a stockholder of record entitled to vote at such meeting and will remain such through the record date for the meeting. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation or the stockholder to nominate the proposed nominee. The presiding officer at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the corporation's restated certificate of incorporation and bylaws; and if he should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.

                                  ARTICLE III
                                  -----------

                                   Directors
                                   ---------

     Section 1.  Number.  The number of directors which shall constitute the
                 ------
whole board shall be not less than one (1) and not more than fifteen (15), the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors then in office.

     Section 2.  Classification.  The directors shall be divided into three
                 --------------
classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. If the number of directors is changed by resolution of the board of directors pursuant to Section 1 of this Article, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     Section 3.  Term.  The term of directors of each class shall be three
                 ----
years. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and shall qualify, subject, however, to his prior death, resignation or removal from office.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the restated certificate of incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by the restated certificate of incorporation, and during the prescribed terms of office of such directors, the board of directors shall consist of such directors in addition to the number of directors determined as provided in Section 1 of this Article.

     Section 4.  Removal.  Exclusive of directors, if any, elected by the
                 -------
holders of one or more classes of Preferred Stock, no director of the corporation may be removed from office except for Cause and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the corporation entitled to vote at a meeting of stockholders duly called for such purpose. As used in this Section 4, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse effect on the business of the corporation.

     Section 5.  Vacancies. Exclusive of a vacancy in directors, if any, elected
                 ---------
by the holders of one or more classes of preferred stock, any vacancy on the board of directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the board of directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected and until his successor shall be elected and shall qualify. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director will not take office until the vacancy occurs.

     Section 6.  Resignations.  Any director of the corporation may resign at
                 ------------
any time by giving written notice to the chairman of the board, or to the president, or to the secretary of the corporation. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein; and unless otherwise specified therein the acceptance of such resignation by the board of directors shall not be necessary to make it effective.

     Section 7.  General Powers.  The business and affairs of the corporation
                 --------------
shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the stockholders pursuant to the DGCL or the restated certificate of incorporation.

     Section 8.  Compensation of Directors.  The directors may be paid their
                 -------------------------
expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a retainer fee as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Chairman and/or members of special or standing committees may be allowed compensation as determined by the board for chairing and/or attending committee meetings.

                                  ARTICLE IV
                                  ----------

                      Meetings of the Board of Directors
                      ----------------------------------

     Section 1.  Place of Meetings.  The board of directors of the corporation
                 -----------------
may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 2.  Regular Meetings.  Regular meetings of the board of directors
                 ----------------
may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 3.  Special Meetings.  Special meetings of the board may be called
                 ----------------
by the chairman of the board, the chief executive officer or the president on at least 24 hours prior notice to each director, either personally or by mail, telegram, facsimile or other electronic transmission; special meetings shall be called by the chief executive officer, president or secretary in like manner and on like notice on the written request of any two directors.

     Section 4.  Quorum.  At all meetings of the board, a majority of the total
                 ------
number of directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL or by the restated certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting to another time and place, without further notice other than announcement at the meeting of such time and place, until a quorum shall be present.

     Section 5.  Action by Written Consent.  Unless otherwise restricted by the
                 -------------------------
restated certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

     Section 6.  Electronic Participation.  To the fullest extent permitted by
                 ------------------------
law, members of the board of directors may participate in a meeting of the board of directors by means of video teleconference, conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 6 shall constitute presence in person at the meeting.

                                   ARTICLE V
                                   ---------

                                  Committees
                                  ----------

     Section 1.  Committees of Directors.  The board of directors may designate
                 -----------------------
one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

     Section 2.  Other Committees.  The board of directors may from time to time
                 ----------------
by resolution create such other committee or committees of directors, officers, employees, or other persons designated by it for the purpose, and with such functions, powers and responsibilities, as the board shall by resolution prescribe. None of the powers and authorities reserved to the board of directors by Section 1 of this Article V may be delegated to any such committee.

     Section 3.  Committee Procedures.  Each committee created by the board of
                 --------------------
directors shall have such name as may be determined from time to time by the board of directors. The board of directors shall have power to change the members of any such committee at any time, to fill vacancies, and to dissolve any such committee at any time. Unless specifically provided to the contrary in or otherwise restricted by the restated certificate of incorporation, these bylaws or a resolution adopted by the board of directors, the procedures set forth in Article IV shall apply to each committee created by the board of directors in the same manner as that Article applies to the board of directors, as though references therein to directors were to members of the committee. Each such committee shall keep regular minutes of its meetings and report the same to the board of directors when so requested.

                                  ARTICLE VI
                                  ----------

                                   Officers
                                   --------

     Section 1.  Number and Titles.  The officers of the corporation shall be
                 -----------------
appointed by the board of directors and shall be such officers as the board of directors may determine and may be a chairman of the board, a chief executive officer, a president, a secretary and a treasurer. The board of directors may also appoint one or more vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers as the board may by resolution create, or as may be appointed in accordance with Section 2 of this Article. Any one or more vice presidents may be designated executive vice president or senior vice president. One person may hold any number of offices, unless the restated certificate of incorporation or these bylaws otherwise provide.

     Section 2.  Appointment.  The board of directors at its first meeting after
                 -----------
each annual meeting of stockholders shall choose such officers as it may determine which may be a chairman of the board, a chief executive officer, a president, a secretary and a treasurer. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 3.  Compensation.  The compensation of all officers and agents of
                 ------------
the corporation shall be fixed by the board of directors or by a committee created or officers designated for that purpose.

     Section 4.  Term of Office.  The officers of the corporation shall hold
                 --------------
office until their successors are elected and qualify or until their earlier death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation occurring by reason of death, resignation, removal or otherwise shall be filled by the board of directors.

     Section 5.  Chairman of the Board. The chairman of the board shall preside
                 ---------------------
at all annual and special meetings of stockholders and all regular and special meetings of the board of directors, shall advise and counsel with the chief executive officer and shall be responsible for the administration and management of the areas of the business and affairs of the corporation assigned to him or her from time to time by the board of directors.

     Section 6.  Chief Executive Officer. The chief executive officer shall be
                 -----------------------
the principal executive officer of the corporation and, subject to the control of the board of directors, shall have general supervision and control of the business and affairs of the corporation and its officers. The chief executive officer shall have the authority, subject to such rules as may be prescribed by the board of directors, to appoint such agents and employees of the corporation as the chief executive officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the chief executive officer. The chief executive officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business or which shall be authorized by the board of directors. Except as otherwise provided by the DGCL or the board of directors, the chief executive officer may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents in his or her place and stead. In general, the chief executive officer shall have all authority and perform all duties incident to the office of the chief executive offices and such other duties as may be prescribed by the board of directors from time to time.

     Section 7.  President.  In the absence of the chief executive officer or in
                 ---------
the event of his or her death, or inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have all the powers and duties of the chief executive officer. In addition, the president shall be responsible for the administration and management of the areas of the business and affairs of the corporation assigned to him from time to time by the board of directors or the chief executive officer.

     Section 8.  Vice Presidents.  One or more of the vice presidents may be
                 ---------------
designated as senior executive vice president, executive vice president or senior vice president. In the absence of the president or in this event of his or her death, or inability or refusal to act, the vice presidents in the order designated at the time of their election, shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign with the secretary or assistant secretary certificates for shares of the corporation. Any vice president shall perform such other duties as are incident to the office of vice president or as may be prescribed from time to time by the board of directors, the chief executive officer or the president.

     Section 9.  Secretary.  The secretary shall: (i) keep the minutes of the
                 ---------
meetings of the stockholders and board of directors in one or more books provided for that purpose, (ii) see that all notices are duly given in accordance with the provisions of the bylaws or as required by law, (iii) be custodian of the corporation's records and of the seal of the corporation, (iv) see that the seal of the corporation is affixed to all appropriate documents the execution of which on behalf of the corporation under its seal is duly authorized, (v) keep a register of the address of each stockholder which shall be furnished to the secretary by such stockholder, and (vi) perform all duties incident to the office of secretary and such other duties as may be prescribed from time to time by the board of directors, the chief executive officer or the president.

     Section 10.  Treasurer.  The treasurer shall: (i) have charge and custody
                  ---------
of and be responsible for all funds and securities of the corporation, (ii) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation, and (iii) in general perform all of the duties incident to the office of treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the board of directors, the chief executive officer or the president.

     Section 11.  Assistant Secretaries and Assistant Treasurers.  An assistant
                  ----------------------------------------------
secretary, if any, when authorized by the board of directors, may sign with the chief executive officer, the president or any vice president certificates for stock of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. An assistant treasurer, if any, shall, if required by the board of directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the board of directors, the chief executive officer, the president, the secretary or the treasurer, respectively.

                                  ARTICLE VII
                                  -----------

                                 Capital Stock
                                 -------------

     Section 1.  Certificates.  Every holder of stock in the corporation shall
                 ------------
be entitled to have a certificate, signed by or in the name of the corporation by the chairman of the board of directors, or the chief executive officer, or president, or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares of stock owned by such holder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2.  Lost Certificates.  The board of directors may direct a new
                 -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.

     Section 3.  Transfers of Stock.  Upon surrender to the corporation or the
                 ------------------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, including evidence of approval of such transfer by the corporation as required by the restated certificate of incorporation, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4.  Fixing Record Date.  In order that the corporation may
                 ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 5.  Registered Stockholders.  The corporation shall be entitled to
                 -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 6.  Dividends.  Dividends upon the capital stock of the
                 ---------
corporation, subject to the provisions of the restated certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the restated certificate of incorporation.

     Section 7.  Reserves.  Before payment of any dividend, there may be set
                 --------
aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                 ARTICLE VIII
                                 ------------

                                Indemnification
                                ---------------

     Section 1.  Right to Indemnification.  Each person who was or is made a
                 ------------------------
party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of, or in some other representative capacity for, another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, penalties, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that
                                                      --------  -------
except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                   --------
however, that, if the DGCL so requires, the payment of such expenses incurred by
-------
a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

     Section 2.  Right of Claimant to Bring Suit.  If a claim under Section 1 of
                 -------------------------------
this Article is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3.  Non-Exclusivity of Rights.  The right to indemnification and
                 -------------------------
the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other rights which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the restated certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4.  Insurance.  The corporation may purchase and maintain
                 ---------
insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation serving in any capacity on behalf of the corporation or at its request for any other entity to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment grants the corporation broader rights than said law permitted the corporation to provide prior to such amendment), whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 5.  Retroactive Indemnification.  The provisions of this Article
                 ---------------------------
shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Article should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     Section 6.  Indemnification of Other Employees and Agents.  The corporation
                 ---------------------------------------------
may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                  ARTICLE IX
                                  ----------

                                    Notices
                                    -------

     Section 1.  Form of Notices.  Whenever, under the provisions of the
                 ---------------
statutes or of the restated certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears in the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by facsimile or other electronic transmission.

     Section 2.  Waiver of Notice.  Whenever any notice is required to be given
                 ----------------
under the provisions of the DGCL, the restated certificate of incorporation or these bylaws, a written waiver signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE X
                                   ---------

                                 Miscellaneous
                                 -------------

     Section 1.  Annual Statements.  The board of directors may present at any
                 -----------------
annual meeting, or at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     Section 2.  Checks.  All checks or demands for money and notes of the
                 ------
corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 3.  Fiscal Year.  The fiscal year of the corporation shall end on
                 -----------
such date as is determined by the board of directors.

     Section 4.  Seal.  The corporate seal shall be in such form as may be
                 ----
approved from time to time by the board of directors, and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. Affixing the seal is not necessary to make the execution of any document effective or binding.

                                  ARTICLE XI
                                  ----------

                                  Amendments
                                  ----------

     Section 1.  Amendment by Corporation's Board of Directors or Stockholders.
                 -------------------------------------------------------------
These bylaws may be altered, amended or repealed at any meeting of the board of directors or of the stockholders (subject, in the case of meetings of stockholders, to the provisions of Article II), as the case may be. All such amendments must be approved by the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class (if effected by action of the stockholders), or by the affirmative vote of directors constituting not less than a majority of the entire board of directors (if effected by action of the board of directors).